Continental Alloy Wheel Corporation  S-1/A
Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Continental Alloy Wheel Corporation

We hereby consent to the use of our Report of Independent Registered Public Accounting Firm, dated March 22, 2011, on our audit of the financial statements of Continental Alloy Wheel Corporation as of December 31, 2010 and for the period from December 28, 2010 (date of inception) through December 31, 2010, in the Registration Statement on Form S-1/A dated December 21, 2011.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
December 21, 2011